AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 2003
                                                REGISTRATION NO.  333-________
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                         -------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                         -------------------------

                           IPC ACQUISITION CORP.

           (Exact name of registrant as specified in its charter)

                DELAWARE                                74-3022102
     (State or other jurisdiction of                 (I.R.S. Employer
     of incorporation or organization)            Identification Number)

                               88 PINE STREET
                          NEW YORK, NEW YORK 10005
           (Address of registrant's principal executive offices)

                 IPC ACQUISITION CORP. AMENDED AND RESTATED
                           2002 STOCK OPTION PLAN
                          (Full title of the plan)

                               TIMOTHY WHELAN
                           IPC ACQUISITION CORP.
                               88 PINE STREET
                          NEW YORK, NEW YORK 10005
                               (212) 858-7910
         (Name, address, and telephone number of agent for service)


                                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                   PROPOSED
                                                                   MAXIMUM          PROPOSED MAXIMUM
      TITLE OF SECURITIES                     AMOUNT TO BE     OFFERING PRICE PER       AGGREGATE         AMOUNT OF
       TO BE REGISTERED                       REGISTERED(1)        SHARE (2)         OFFERING PRICE    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.01 per share         250,000             $10.00            $2,500,000         $202.25
------------------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of shares of common stock, par value $0.01 per share, of IPC Acquisition Corp. (the "Common Stock") that may be issued in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act.


                                   PART I

                              EXPLANATORY NOTE

     By a registration statement on Form S-8 filed with the Securities and Exchange Commission on May 21, 2002 (File No. 333-88700), IPC Acquisition Corp. (the "Registrant") registered 900,000 shares of Common Stock reserved for issuance upon the exercise of options granted under the IPC Acquisition Corp. 2002 Stock Option Plan.

     This Registration Statement is being filed pursuant to Instruction E to Form S-8 to register 250,000 additional shares of Common Stock issuable upon the exercise of options granted under the IPC Acquisition Corp. 2002 Stock Option Plan, which has been amended to increase the number of shares available for issuance upon the exercise of options granted thereunder and has been renamed the IPC Acquisition Corp. Amended and Restated 2002 Stock Option Plan.

                        INCORPORATION OF CONTENTS OF
                    REGISTRATION STATEMENT BY REFERENCE

     Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this registration statement the contents of the Registrant's registration statement on Form S-8 (File No. 333-88700) and any post-effective amendments thereto.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 9, 2003.

                                    IPC Acquisition Corp.


                                     /s/ Timothy Whelan
                                    --------------------------------------
                                    By:  Timothy Whelan
                                         Chief Financial Officer

                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of the Registrant do hereby constitute and appoint John McSherry and Timothy Whelan, and each of them, the lawful attorneys-in-fact and agents of each of them with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable the Registrant to comply with the Securities Act and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to (i) this Registration Statement, (ii) any and all amendments and supplements to this Registration Statement and (iii) any and all instruments or documents filed as part of or in conjunction with this Registration Statement (and any amendments or supplements thereto). Each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       SIGNATURE                       TITLE                        DATE
-----------------------  ----------------------------------- ----------------

/s/ Gregg Kenepp         President and Director                June 10, 2003
-----------------------  (principal executive officer)
      Gregg Kenepp


/s/ Timothy Whelan       Chief Financial Officer               June 9, 2003
-----------------------  (principal financial officer and
     Timothy Whelan      principal accounting officer)


/s/ Lance Boxer          Director                              June 9, 2003
-----------------------
      Lance Boxer


/s/ Jack Daly            Director                              June 2, 2003
-----------------------
       Jack Daly


/s/ Robert Gheewalla     Director                              June 9, 2003
-----------------------
    Robert Gheewalla


/s/ Joseph Gleberman     Chairman of the Board                 June 9, 2003
-----------------------
    Joseph Gleberman


/s/ Eric Schwartz        Director                              June 9, 2003
-----------------------
     Eric Schwartz

                             INDEX TO EXHIBITS

EXHIBIT NO.             DESCRIPTION OF EXHIBIT
-----------             ----------------------

5*                      Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1*                   Consent of Fried,  Frank,  Harris,  Shriver & Jacobson
                        (included in Exhibit 5)

23.2*                   Consent of Ernst & Young LLP, Independent Auditors

24* Power of Attorney (included in the signature pages of this Registration Statement)


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* Filed herewith